                                                                  EXHIBIT 3.2(A)

                               State of Delaware
                                                                      PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PLASTIPAK PACKAGING, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 1982, AT 10 O'CLOCK A.M.

         RESTATED CERTIFICATE, FILED THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF MERGER, FILED THE SECOND DAY OF NOVEMBER, A.D. 1999, AT 4:30 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]                                 /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


                                                        AUTHENTICATION: 1155728

                                                                  DATE: 05-25-01
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                                                                    FILED
                                                                    MAY 24 1982
                                                                    [SIGNATURE]





                          CERTIFICATE OF INCORPORATION

                                     OF

                           PLASTIPAK PACKAGING, INC.




         1. The name of the corporation is PLASTIPAK PACKAGING, INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Fifty Thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

         The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

         5. The name and mailing address of each incorporator is as follows:


                NAME               MAILING ADDRESS
                ----               ---------------
                K. L. Husfelt      100 West Tenth Street
                                   Wilmington, Delaware 19801

                B. A. Schuman      100 West Tenth Street
                                   Wilmington, Delaware 19801

                E. L. Kinsler      100 West Tenth Street
                                   Wilmington, Delaware 19801

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         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in

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value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of May, 1982.

                                                /s/   K. L. Husfelt
                                                --------------------------------
                                                      K. L. Husfelt


                                               /s/    B. A. Schuman
                                               ---------------------------------
                                                      B. A. Schuman


                                               /s/    E. L. Kinsler
                                               ---------------------------------
                                                      E. L. Kinsler

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/25/1996
                                                           960279201-937964

                        AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION
                            PLASTIPAK PACKAGING, INC.

                         Adopted in accordance with the
                    provisions of Section 245 of the General
                    Corporation Law of the State of Delaware

         Michael J. Plotzke, being the Treasurer of Plastipak Packaging, Inc., a corporation organized on May 24, 1982, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows

         1. That the Board of Directors of the Corporation pursuant to written consent and in accordance with Sections 141(f) and 245 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below:

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation is hereby amended and restated in its entirety as set forth in Exhibit A (the "Amended and Restated Certificate") attached hereto and made a part hereof, and that the Amended and Restated certificate be adopted by the Corporation's stockholders and filed with the Delaware Secretary of State.

         2. That the stockholders of the Corporation, by written consent, approved and adopted the Amended and Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The foregoing Amended and Restated Certificate has been duly adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the Treasurer hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation this 24th day of September, 1996.



                                        By:  /s/ Michael J. Plotzke
                                           -----------------------------------
                                                 Michael J. Plotzke, Treasurer

                                                                       EXHIBIT A

                       AMENDED AND RESTATED CERTIFICATE OF
                   INCORPORATION OF PLASTIPAK PACKAGING, INC.



                                   ARTICLE ONE

         The name of the Corporation is Plastipak Packaging, Inc.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a member in a limited liability company, as a joint venturer in any joint venture, or otherwise.

                                  ARTICLE FOUR

         The aggregate number of shares of stock which the Corporation has authority to issue is 50,000 consisting of 50,000 shares of common stock, no par value (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

         Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                  ARTICLE EIGHT

                  (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                  (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/02/1999
   991466262 - 0937964

                              CERTIFICATE OF MERGER

                                     MERGING

                              TABB INVESTMENT, INC.
                            (a Michigan corporation)

                                       and

                           W. P. YOUNG MARKETING, INC.
                             (a Michigan corporation)

                                      INTO

                            PLASTIPAK PACKAGING, INC.
                            (a Delaware corporation)

                              *********************

                  Pursuant to the provisions of Sections 252 and 103 of the General Corporation Law of Delaware, Plastipak Packaging, Inc., a Delaware corporation (the "Surviving Corporation"), hereby submits this Certificate of Merger for the purpose of merging TABB Investment, Inc., a Michigan corporation, and W. P. Young Marketing, Inc., a Michigan corporation (the "Merging Corporations"), into the Surviving Corporation:

                                       I.

                  An Agreement of Merger was approved, adopted, certified, executed and acknowledged by each of the Merging Corporations and the Surviving Corporation in accordance with Section 252 of the General Corporation Law of Delaware.

                                      II.

                  The name of the surviving corporation shall be Plastipak Packaging, Inc.

                                      III.

                  The Certificate of Incorporation of Plastipak Packaging, Inc. shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

                                      IV.

                  The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 9135 General Court, Plymouth, Michigan 48170

                                       V.

                  A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

                                      VI.

                  The authorized capital stock of TABB Investment, Inc. consists of 50,000 shares of common stock, $1.00 par value per share. The authorized capital stock of W. P. Young Marketing, Inc. consists of 50,000 shares of common stock, $1.00 par value per share.

                                      VI.

         The merger hereby accomplished shall be effective upon filing.

                            [signature page follows)

                  IN WITNESS WHEREOF, this Certificate of Merger has been executed by the undersigned corporation as of the 31st day of October 1999.


                                        PLASTIPAK PACKAGING, INC.
                                        a Delaware corporation

                                        By: /S/ William  C. Young
                                            -------------------------
                                                William C. Young
                                                President


                                       3